SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 23, 2013

AMERICAN ELECTRIC POWER COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

1-3525	New York	13-4922640
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1 Riverside Plaza, Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

614-716-1000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

American Electric Power Company, Inc. (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”) on April 23, 2013 in Columbus, Ohio. At the Annual Meeting, the shareholders approved three proposals and disapproved one proposal.  The proposals are described in detail in the Proxy Statement.

Proposal 1

The Company’s shareholders elected fourteen individuals to the Board of Directors (the “Board”) as set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Nicholas K. Akins	307,495,609	1,712,105	1,666,306	91,542,654
David J. Anderson	307,435,866	1,692,470	1,745,757	91,542,654
Ralph D. Crosby, Jr.	307,069,668	2,002,813	1,801,612	91,542,654
Linda A. Goodspeed	307,112,953	2,055,117	1,705,699	91,542,654
Thomas E. Hoaglin	307,129,310	1,960,222	1,784,561	91,542,654
Sandra Beach Lin	307,263,936	1,898,207	1,710,285	91,542,654
Michael G. Morris	304,264,483	4,828,122	1,779,121	91,542,654
Richard C. Notebaert	306,760,388	2,317,765	1,795,940	91,542,654
Lionel L. Nowell III	306,853,780	2,245,149	1,774,510	91,542,654
Stephen Rasmussen	307,305,954	1,786,287	1,781,779	91,542,654
Oliver G. Richard, III	306,285,087	2,856,357	1,731,260	91,542,654
Richard L. Sandor	306,589,544	2,368,592	1,915,957	91,542,654
Sara Martinez Tucker	307,111,418	1,988,535	1,774,140	91,542,654
John F. Turner	303,130,596	5,895,714	1,847,783	91,542,654

Proposal 2

The Company’s shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year as set forth below:

Votes For	Votes Against	Abstentions
396,298,098	4,289,129	1,826,012

Proposal 3

The Company’s shareholders approved the advisory vote on executive compensation as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
292,163,059	13,706,676	4,999,728	91,543,429

Proposal 4

The Company’s shareholders did not approve the lobbying expenditures disclosure report as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,886,826	256,343,163	22,640,329	91,543,429

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.

By:	/s/ Thomas G. Berkemeyer
Name:	Thomas G. Berkemeyer
Title:	Assistant Secretary

April 24, 2013